Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports Fourth Quarter and Full Year 2015 Financial Results

Revenue exceeds $4.5 billion for the first time

Scottsdale, Ariz. — February 29, 2016 — Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the fourth quarter and full year of 2015, as summarized below. For the year ended December 31, 2015, the company reported net revenue of $4.60 billion, segment profit of $275.7 million, and net income of $31.4 million, or $1.21 per diluted common share. In addition, the company reported adjusted net income of $91.8 million and adjusted earnings per share of $3.55. As of December 31, 2015, the company had unrestricted cash and investments of $160.2 million.

Fourth Quarter and Full Year 2015 Results*

	Three Months Ended			Year Ended
	December 31			December 31
			Inc/			Inc/
(Millions, except per share results)	2015	2014	(Dec)	2015	2014	(Dec)
Net Revenue	$1,268.7	$982.5	29.1%	$4,597.4	$3,760.1	22.3%
Segment Profit*	102.2	83.2	22.8%	275.7	266.9	3.3%
Adjusted Net Income*	33.8	35.0	(3.4)%	91.8	110.6	(17.0)%
Net Income	27.3	21.6	26.4%	31.4	79.4	(60.5)%

Per Share Results:
Adjusted Earnings per Share*	1.39	1.33	4.5%	3.55	4.04	(12.1)%
Earnings per Share	1.12	0.82	36.6%	1.21	2.90	(58.3)%

Variances for the three months ended December 31, 2015 versus December 31, 2014:

•                  The increase in revenue between periods resulted primarily from the inclusion of revenues from acquired entities, the impact of new business and same store growth, which were partially offset by the loss of revenues associated with contract terminations.

•                  The increase in segment profit between periods was primarily due to the net impact of favorable year-over-year medical claims development, new business, same store growth, strong specialty pharmacy earnings and the inclusion of 4D results in the current year quarter, which were partially offset by the impact of contract terminations, cost of care trends, and a higher level of favorable customer settlements and retroactive revenue adjustments in the prior year quarter. Included in segment profit

* Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

for the current year quarter are approximately $10 million of net favorable non-recurring items, mainly related to medical claims development in the healthcare segment.

•                  The decrease in adjusted net income between periods was mainly due to higher depreciation and amortization expense and a higher effective income tax rate in the current year quarter, partially offset by the increase in segment profit.

•                  The increase in net income was due to the items affecting adjusted net income described above, as well as a decrease in contingent consideration expense and stock compensation expense related to acquisitions.

“We had a very strong fourth quarter and completed 2015 with segment profit, adjusted net income and adjusted EPS above our previous guidance range, surpassing $4.5 billion in revenue for the first time,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “Operationally, we made strong advances this year, consolidating into two businesses, strengthening our leadership team, developing new capabilities and further refining our MCC and pharmacy strategies.”

Results and Outlook

“Overall, I’m very pleased with our fourth quarter 2015 results, and the progress we are making on our strategic initiatives. I believe this provides us with positive momentum as we begin 2016,” said Jonathan N. Rubin, chief financial officer of Magellan Health.

“The TMG acquisition is expected to close later today, and we anticipate that TMG will generate revenues during the last ten months of 2016 of approximately $40 million, with segment profit of approximately $3 million. The impact to adjusted net income and adjusted EPS is an increase of approximately $3 million, or $0.12 per share. The impact to net income and EPS in 2016 will not be material. We will be updating our guidance for 2016 to reflect this acquisition.”

Earnings Conference Call

Management will host a conference call at 10:00 a.m. Eastern on Monday, February 29, 2016. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Fourth Quarter 2015 Earnings Call approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan develops innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve — all within a customer-first culture. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions and amortization of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, the anticipated impact of the TMG acquisition on the company’s financial results for the remainder of 2016, and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 3, 2014, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2015. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015 (1)	2014	2015 (1)
	(unaudited)	(unaudited)

Net revenue:
Managed care and other	$753,489	$863,506	$2,968,374	$3,197,645
PBM and dispensing	228,970	405,237	791,744	1,399,755
Total net revenue	982,459	1,268,743	3,760,118	4,597,400

Costs and expenses:
Cost of care	506,090	587,816	2,088,595	2,274,755
Cost of goods sold	212,905	381,817	732,949	1,321,877
Direct service costs and other operating expenses (2)(3)	202,814	205,901	723,498	822,392
Depreciation and amortization	24,405	27,605	91,070	102,844
Interest expense	1,668	1,648	7,387	6,581
Interest income and other income	(474)	(568)	(1,301)	(2,165)
Total costs and expenses	947,408	1,204,219	3,642,198	4,526,284
Income before income taxes	35,051	64,524	117,920	71,116
Provision for income taxes	15,305	39,543	43,689	42,409
Net income	19,746	24,981	74,231	28,707
Less: net income (loss) attributable to non-controlling interest	(1,819)	(2,309)	(5,173)	(2,706)
Net income attributable to Magellan Health, Inc.	$21,565	$27,290	$79,404	$31,413

Weighted average number of common shares outstanding — basic	25,558	23,582	26,689	24,865
Weighted average number of common shares outstanding — diluted	26,382	24,402	27,355	25,877

Net income per common share attributable to Magellan Health, Inc. - basic	$0.84	$1.16	$2.98	$1.26
Net income per common share attributable to Magellan Health, Inc. - diluted	$0.82	$1.12	$2.90	$1.21

Net income	$19,746	$24,981	$74,231	$28,707
Other comprehensive income (loss):
Unrealized losses on available-for-sale securities (4)	(52)	(148)	(50)	(119)
Comprehensive income	19,694	24,833	74,181	28,588
Less: comprehensive income (loss) attributable to non-controlling interest	(1,819)	(2,309)	(5,173)	(2,706)
Comprehensive income attributable to Magellan Health, Inc.	$21,513	$27,142	$79,354	$31,294

(1) For a more detailed discussion of Magellan Health’s results for the year ended December 31, 2015, refer to the Company’s Annual Report on Form 10-K, which will be filed with the SEC on Monday, February 29, 2016, and the live broadcast or taped replay of the Company’s earnings conference call on Monday, February 29, 2016, which will be available at MagellanHealth.com.

(2) Includes stock compensation expense of $14,601 and $9,791 for the three months ended December 31, 2014 and 2015, respectively, and $40,584 and $50,384 for the years ended December 31, 2014 and 2015, respectively.

(3) Includes changes in fair value of contingent consideration of $6,172 and $(3,017) for the three months ended December 31, 2014 and 2015, respectively, and $6,172 and $44,257 for the years ended December 31, 2014 and 2015, respectively.

(4) Net of income tax benefit of $(34) and $(93) for the three months ended December 31, 2014 and 2015, respectively, and $(33) and $(68) for the years ended December 31, 2014 and 2015, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015 (1)	2014	2015 (1)
	(unaudited)	(unaudited)

Adjusted net income	$35,043	$33,771	$110,555	$91,775
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	(11,398)	(6,476)	(27,594)	(32,235)
Changes in fair value of contingent consideration	(6,172)	3,017	(9,304)	(44,257)
Amortization of acquired intangibles	(4,320)	(5,740)	(13,696)	(21,371)
Tax impact	8,412	2,718	19,443	37,501
Net income attributable to Magellan Health, Inc.	$21,565	$27,290	$79,404	$31,413

Adjusted EPS	$1.33	$1.39	$4.04	$3.55
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	(0.43)	(0.27)	(1.01)	(1.25)
Changes in fair value of contingent consideration	(0.24)	0.13	(0.34)	(1.71)
Amortization of acquired intangibles	(0.16)	(0.24)	(0.50)	(0.83)
Tax impact	0.32	0.11	0.71	1.45
Net income per common share attributable to Magellan Health, Inc. - diluted	$0.82	$1.12	$2.90	$1.21

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2015 will be filed with the SEC on Monday, February 29, 2016.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2014	2015 (1)

Cash flows from operating activities:
Net income	$74,231	$28,707
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91,070	102,844
Non-cash interest expense	3,987	399
Non-cash stock compensation expense	40,584	50,384
Non-cash income tax benefit	(4,291)	(26,990)
Non-cash amortization on investments	5,050	7,118
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	21,371	81,728
Accounts receivable, net	(74,604)	(52,394)
Pharmaceutical inventory	10,234	(11,374)
Other assets	(7,557)	4,149
Accounts payable and accrued liabilities	5,887	(36,043)
Medical claims payable and other medical liabilities	55,670	36,187
Contingent consideration	—	55,035
Tax contingencies	(14,955)	(1,030)
Deferred credits and other long-term liabilities	4,045	294
Other	322	171
Net cash provided by operating activities	211,044	239,185

Cash flows from investing activities:
Capital expenditures	(62,337)	(71,584)
Acquisitions and investments in businesses, net of cash acquired	(128,277)	(55,818)
Purchase of investments	(340,961)	(470,093)
Maturity of investments	276,446	404,308
Net cash used in investing activities	(255,129)	(193,187)

Cash flows from financing activities:
Proceeds from issuance of debt	250,000	—
Payments to acquire treasury stock	(197,533)	(206,044)
Proceeds from exercise of stock options and warrants	52,994	53,493
Payments on long-term debt and capital lease obligations	(8,045)	(17,038)
Payments on contingent consideration	—	(20,762)
Tax benefit from exercise of stock options and vesting of stock awards	3,218	4,073
Other	(4,433)	409
Net cash provided by (used in) financing activities	96,201	(185,869)

Net increase (decrease) in cash and cash equivalents	52,116	(139,871)
Cash and cash equivalents at beginning of period	203,187	255,303
Cash and cash equivalents at end of period	$255,303	$115,432

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2015 will be filed with the SEC on Monday, February 29, 2016.

(2)  Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the year ended December 31, 2014 and 2015, restricted cash of $25,997 and $105,281, respectively, was shifted to restricted investments that resulted in an operating cash flow source.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended December 31,		Twelve months Ended December 31,
	2014	2015 (1)	2014	2015 (1)
	(unaudited)	(unaudited)

Healthcare
Managed care and other net revenue	$697,585	$788,891	$2,780,905	$2,959,252
Cost of care	506,088	587,811	2,090,352	2,274,755
Direct service costs and other	114,754	113,324	420,092	438,019
Stock compensation expense (2)	(657)	(604)	(2,899)	(2,556)
Changes in fair value of contingent consideration (2)	(38)	766	(38)	1,404
Non-controlling interest - segment profit (loss) (3)	(1,786)	(2,121)	(5,087)	(2,439)
Healthcare segment profit	79,224	89,715	278,485	250,069

Pharmacy Management
Managed Care and other net revenue	55,904	74,628	205,524	238,456
PBM and dispensing revenue	254,397	433,092	844,512	1,510,180
Cost of care	2	5	16,298	—
Cost of goods sold	237,396	408,480	784,758	1,427,680
Direct service costs and other	60,142	58,431	182,833	265,661
Stock compensation expense (2)	(14,848)	(6,582)	(28,829)	(34,864)
Changes in fair value of contingent consideration (2)	(6,134)	2,251	(6,134)	(45,661)
Pharmacy Management segment profit	33,743	45,135	101,110	135,820

Corporate and Other
Corporate and Other	28,854	35,351	121,532	123,397
Stock compensation expense (2)	904	(2,605)	(8,856)	(12,964)
Non-controlling interest - segment profit (loss) (3)	—	(116)	—	(195)
Corporate and Other (excluding eliminations)	(29,758)	(32,630)	(112,676)	(110,238)

Eliminations (4)
Managed Care and other net revenue	—	(13)	(18,055)	(63)
PBM and dispensing revenue	(25,427)	(27,855)	(52,768)	(110,425)
Cost of care	—	—	(18,055)	—
Cost of goods sold	(24,491)	(26,663)	(51,809)	(105,803)
Corporate and other	(936)	(1,205)	(959)	(4,685)
Eliminations	—	—	—	—

Consolidated
Managed care and other net revenue	753,489	863,506	2,968,374	3,197,645
PBM and dispensing revenue	228,970	405,237	791,744	1,399,755
Cost of care	506,090	587,816	2,088,595	2,274,755
Cost of goods sold	212,905	381,817	732,949	1,321,877
Direct service costs and other	202,814	205,901	723,498	822,392
Stock compensation expense (2)	(14,601)	(9,791)	(40,584)	(50,384)
Changes in fair value of contingent consideration (2)	(6,172)	3,017	(6,172)	(44,257)
Non-controlling interest - segment profit (loss) (3)	(1,786)	(2,237)	(5,087)	(2,634)
Consolidated segment profit	$83,209	$102,220	$266,919	$275,651

Reconciliation of segment profit to income before income taxes:
Segment profit	$83,209	$102,220	$266,919	$275,651
Stock compensation expense	(14,601)	(9,791)	(40,584)	(50,384)
Changes in fair value of contingent consideration	(6,172)	3,017	(6,172)	(44,257)
Non-controlling interest segment profit (loss)	(1,786)	(2,237)	(5,087)	(2,634)
Depreciation and amortization	(24,405)	(27,605)	(91,070)	(102,844)
Interest expense	(1,668)	(1,648)	(7,387)	(6,581)
Interest and other income	474	568	1,301	2,165
Income before income taxes	$35,051	$64,524	$117,920	$71,116

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2015 will be filed with the SEC on Monday, February 29, 2016.

(2) Stock compensation expense, as well as changes in the fair value of contingent consideration recorded in relation to the acquisitions, are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(3) The non-controlling portion of AlphaCare’s segment profit (loss) is excluded from the computation of segment profit.

(4) Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.